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                                                                    Exhibit 99.1
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      TUTOGEN MEDICAL, INC. ANNOUNCES ESTIMATED SECOND QUARTER FISCAL 2006
                               FINANCIAL RESULTS
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        COMPANY EXPECTS TO REPORT STRONG REVENUE GROWTH; BREAKEVEN RESULT


                              For Immediate Release

Contacts:
  L. Robert Johnston, Jr. - Chief Financial Officer         Lytham Partners, LLC
  Tutogen Medical, Inc.                                     Joe Diaz
  386-462-0402 ext. 109                                     Joe Dorame
  bjohnston@tutogen.com                                     Robert Blum
                                                            602-889-9700

ALACHUA, FL.--May 24, 2006--Tutogen Medical, Inc. (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, today announced management's preliminary financial estimates for the fiscal second quarter ended March 31, 2006.

FINANCIAL HIGHLIGHTS:

      o     Quarterly revenues up 21% on a comparable basis;

      o     U.S. revenues up 28% from comparable quarter;

      o     International revenues up 11% from comparable quarter;

      o Breakeven result estimated for the second quarter ending March 31, 2006.

Revenues for the quarter increased 21% to $9.1 million from $7.5 million in the comparable quarter last year. For the quarter, total U.S. operations revenues increased 28% to $6.0 million compared to $4.7 million in last year's second fiscal quarter. The U.S. dental business revenues were up 40% to $4.3 million compared to $3.1 million in the second fiscal quarter of 2005. International revenues were $3.1 million versus $2.8 million in the comparable quarter last year; an increase of 11%. For net income/loss, management estimates a breakeven result for the second quarter ending March 31, 2006.

On May 16, 2006, the Company announced that it expects to restate its 2003, 2004 and 2005 fiscal year and 2006 first fiscal quarter financial statements, as a result of an error discovered by management during its second quarter review in the accounting of actual costs associated with inventory purchased from its German subsidiary. Based on preliminary information, earnings for the cumulative period from October 1, 2003 to December 31, 2005 were understated by approximately $300,000 to $1,000,000. The accounting error is not expected to have an adverse effect on the Company's business outlook for the future fiscal periods nor impact the Company's future cash flows from operations. Until a review is completed, the fiscal second quarter results, as noted above, represents only management's estimates. The ongoing review will necessitate a late filing of the Company's Form 10-Q (Quarterly Report) with the Securities and Exchange Commission (SEC), and, as a result, the Company is aware that it will be automatically notified by the American Stock Exchange that the listing status of its stock may be subject
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to review. Management believes that its review, including a restatement of such previously reported financial statements, will be completed in June and that the Company will then promptly file amended Form 10-K and Form 10-Q Reports with the SEC, thereby, management believes, it is likely the Company will be deemed in compliance with the American Stock Exchange listing standards. The Company will announce and conduct a conference call to review the results of its fiscal second quarter after it has filed its restated financial statements with the SEC.

Separately, as previously reported, the Company has engaged Lehman Brothers Inc. as its financial advisor in connection with the Schedule 13D filings by Zimmer Holdings Inc. on March 10 and May 10, 2006. The Company does not currently plan to comment on the status of such discussions with Zimmer or with any other parties unless and until, in its opinion, such appropriate disclosure is required or merited.

ABOUT TUTOGEN MEDICAL, INC.

Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer Holdings, Inc. the Mentor Corporation, IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. For more information, visit the Company's Web site at HTTP://WWW.TUTOGEN.COM.
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FORWARD-LOOKING STATEMENT DISCLAIMER: CERTAIN STATEMENTS IN THIS NEWS RELEASE
ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS, INCLUDING THE RESULTS OF THE COMPANY'S CONTINUED EXAMINATION OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS, THE IMPACT OF THE EXPECTED RESTATEMENT, AND THE REACTION OF THE COMPANY'S STOCKHOLDERS, CUSTOMERS, VENDORS AND LENDERS TO THE EXAMINATION AND ANTICIPATED RESTATEMENT. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE AND OTHER RISKS ARE IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005. ALL INFORMATION IN THIS PRESS RELEASE IS AS OF MAY 16, 2006, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION UNLESS REQUIRED BY LAW.